UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2015

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Nature of Operations

Nature’s Sunshine Products (NASDAQ:NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 680,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has three reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas, Asia Pacific and Europe; NSP Russia, Central and Eastern Europe; and Synergy WorldWide). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Item 5.02                                           Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2015, Nature’s Sunshine Products, Inc. (the “Company”) appointed Rebecca Lee Steinfort to its Board of Directors. Ms. Steinfort was appointed as a Director until the next shareholders’ meeting at which all Directors are elected.

Ms. Steinfort is currently the Senior Vice President and Chief Operating Officer of Paladina Health, a subsidiary of Davita Healthcare Partners, Inc. Prior to her appointment at Paladina Health, Ms. Steinfort held other executive positions beginning in 2009 at Davita Healthcare Partners, Inc., such as Chief Marketing Officer and Chief Strategy Officer. Ms. Steinfort held various leadership positions at Quiznos from 2007 to 2009, leaving as the Executive Vice President and Chief Marketing Officer. From 2001 to 2006, Ms. Steinfort was a Senior Vice President with Level 3 Communications, LLC., responsible for Integration and Development Services from 2005 to 2006 and Corporate Strategy from 2001 to 2005. Ms. Steinfort received her B.A. from Princeton University, and her M.B.A. from the Harvard Business School.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 The following documents are filed as exhibits to this report:

Item No.	Exhibit
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated February 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: February 3, 2015	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Executive Vice President, Chief Financial Officer and Treasurer